                                CODE OF ETHICS

                                      OF

                          UAM FUND DISTRIBUTORS, INC.

PREAMBLE
--------

This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons of UAM Fund Distributors, Inc., in connection with the purchase or sale by such person of a security held or to be acquired by any portfolio affiliated with United Asset Management Corporation for which FDI acts as principal underwriter (together, the "Fund"), to:

     .    employ any device, scheme or artifice to defraud the Fund;

     . make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     . engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     .    engage in any manipulative practice with respect to the Fund.

The Rule also requires that the Fund and each investment adviser and principal underwriter to the Fund adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard, and use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code of Ethics.

This Code of Ethics is adopted by the Director of FDI in compliance with the Rule. This Code of Ethics is based upon the principle that certain affiliated persons of the Fund, including its investment advisers and principal underwriter, owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of FDI's compliance officer to report violations of this Code of Ethics to the Fund's compliance officer. This Code may not be the only source of potential restrictions when conducting personal securities transactions. If there are any questions with respect to other potentially applicable restrictions, you should contact FDI's compliance officer.

A.        DEFINITIONS

     1. "Access person" means any director, officer, or general partner of FDI who, in the ordinary course of business, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund for which FDI acts as principal underwrtier or whose functions or duties relate to the making of any recommendations with respect to such Fund's purchases or sales of Securities.

     2. "Affiliated company" means a company which is an affiliated person, as defined in the 1940 Act.

     3. "Affiliated person" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     4. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

     5. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

     6.   "Person" means a natural person or a company.

     7. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security.

     8. "Security Held or to be Acquired" means (i) any security which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or its investment adviser for purchase by the Fund, or, (ii) any option to purchase or sell and any security convertible into or exchangeable for, a security.

     9. "Security" means any security as defined Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S.
               ------
          government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (i.e. any instrument that has a maturity at issuance of less than 366 days and
                                                                           ---
          that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization) including repurchase agreements, and shares of registered open-end investment companies (mutual funds).

B.        PROHIBITED TRANSACTIONS

     No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or, in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

          Except as provided in Section C below, no access person shall:

               (a) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any beneficial ownership and which to his or her actual
                                         ---
                    knowledge at the time of such purchase or sale:

                    (1) is being considered for purchase or sale by any portfolio of the Fund, or

                    (2) is being purchased or sold by any portfolio of the Fund.

               (b) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Fund.

C.        EXEMPTED TRANSACTIONS

     The prohibited transactions described above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Fund and which are otherwise transacted in accordance with Rule 17j-1 may be permitted within the discretion of the compliance officer of the Fund or the compliance officer of FDI on a case-by-case basis. Such exempted transactions may include:

     1. purchases or sales of securities which are not eligible for purchase by the Fund and which are not related economically to securities purchased, sold or held by the Fund.

     2. securities of companies with a market capitalization in excess of $1 billion.

     3. purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

          (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

          (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

          (c) any amount of securities if the proposed acquisition or disposition by the Fund is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

     4. Securities which the access person and/or Fund has no influence or control, including:

          (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          (b) purchases or sales which are non-volitional on the part of either the access person or the Fund;

          (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase); and

          (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

     5. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies.

D.        COMPLIANCE PROCEDURES

     With respect to the pre-clearance and reporting requirements contained herein, access persons who are employees of the investment adviser for the Fund or officers or directors of the Fund shall pre-clear through and report to the compliance officer of the investment adviser or the compliance officer of the Fund, as the case may be. All other access persons shall pre-clear through and report to the compliance officer of the FDI.

     1.   Pre-clearance Procedures

          All access persons must receive prior written approval from their respective compliance officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (Exhibit A) to the compliance officer.

          Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, preclearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the precleared transaction.

          Access persons are excluded from preclearing securities purchased, sold or acquired in the following transactions:

          (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) purchases or sales which are non-volitional on the part of either the access person or the Fund.

          (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase).

          (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

     2.   Disclosure of Personal Holdings

          All access persons shall disclose to their respective compliance officer:

          (a) all personal securities holdings (including securities acquired before the person became an access person) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

          (b) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities were held for the direct or indirect benefit of the access person must also be reported.

          Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

          The compliance officer of the Fund or the compliance officer of FDI may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

          In addition to reporting securities holdings, every access person shall certify in their initial report that:

               (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

               (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between their transactions and securities held or to be acquired by the Fund or any of its portfolios.

          This initial report shall be made on the form attached as Initial Report of Access Person (Exhibit B) and shall be delivered to the compliance officer.

          Quarterly Reporting Requirements

          All access persons shall disclose to their respective compliance officer all personal securities transactions as of the calendar quarter ended within ten (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

          Every access person shall disclose quarterly the:

               (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (d)  the date the report is submitted to the compliance officer.

          In addition, with respect to any account established by an access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the access person must provide:

               (a) the name of the broker, dealer or bank with whom the access person established the account;

               (b)  the date the account was established; and

               (c)  the date the report is submitted by the access person.

          This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (Exhibit C) and shall be delivered to the compliance officer. Duplicate copies of brokerage confirmations of all personal transactions may be appended to an executed Exhibit C to fulfill certain reporting requirements.

     3.   Annual Certification of Compliance with Code of Ethics

          All access persons shall disclose to their respective compliance officer all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

          In addition to reporting securities holdings, every access person shall certify annually that:

               (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

               (b) they have complied with the requirements of the Code of Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

               (c) they have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between their transactions and securities held or to be acquired by the Fund or any of its portfolios.

          This annual report shall be made on the form attached as Annual Report of Access Person (Exhibit D) and shall be delivered to the compliance officer of Fund.

     4.   Reports to Fund Compliance Officer

          The compliance officer of FDI shall provide, by the twelfth (12) day after each quarter end, certification to the compliance officer of the Fund that, as of the prior quarter end:

               (a) the compliance officer of the Fund's investment adviser has collected all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

               (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

               (c) the Fund's investment adviser has appointed appropriate management or compliance personnel (a "compliance officer") to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's Code of Ethics.

          Each quarter the compliance officer of FDI shall also provide to the compliance officer of the Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the compliance officer FDI responsible for preclearing and reviewing personal securities transactions.

          The compliance officer of FDI shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, preclearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

     5.   General Reporting Requirements

          The compliance officer shall notify each access person that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person, or upon request.

          Reports submitted to the Fund pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Fund or FDI, their counsel or regulatory authorities upon appropriate request.

     6.   Excessive Trading

          FDI understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of Fund shareholders. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the compliance officer or other management at FDI), may compromise the best interest of Fund shareholders if such excessive trading is conducted during work-time or using Fund resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or limited by the compliance officer or other management at FDI.

     7.   Conflict of Interest

          Every access person of FDI, shall notify the compliance officer of the Fund or the compliance officer of FDI of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Fund. Such notification shall occur in the pre-clearance.

E.        REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

     The compliance officer of FDI shall promptly report to FDI's Board of Directors all apparent violations of this Code of Ethics and the reporting requirements thereunder.

     When the compliance officer of the FDI finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to FDI's Board of Directors.

     The Board of Directors of FDI shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed. The compliance officer of FDI shall report all apparent violations of this Code of Ethics and the reporting requirements thereunder to the UAM Funds' Board of Directors.

F.        ANNUAL REPORTING TO THE BOARD OF DIRECTORS

     The compliance officer of FDI shall prepare an annual report relating to this Code of Ethics to the Board of Directors of FDI and the Fund. Such annual report shall:

          (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (b) identify any violations requiring significant remedial action during the past year;

          (c) identify any recommended changes in the existing restrictions or procedures based upon FDI's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          (d) state that FDI had adopted procedures reasonably necessary to prevent access persons from violating the Code.

G.        SANCTIONS

     Upon discovering a violation of this Code, the Board of Directors of FDI may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

H.        RETENTION OF RECORDS

     FDI shall maintain the following records as required under Rule 17j-1:

          (a) a copy of any Code of Ethics in effect within the most recent five years;

          (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer;

          (c) a copy of each report made by an access person hereunder and submitted to the compliance officer for a period of five years from the end of the fiscal year in which it was made;

          (d) each memorandum made by the compliance officer of FDI hereunder, for a period of five years from the end of the fiscal year in which it was made;

          (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

          (f) a copy of every report provided to FDI's Board of Directors or the Board of Directors of the Fund which describes any issues arising under the Code of Ethics and certifies that FDI has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.


Dated:              April 2000

                                                                       Exhibit A

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
              Personal Securities Transactions Pre-clearance Form
                      (see Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. You do not need to preclear transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds), or transactions listed in Section D of the Code of Ethics.

==========================================================================================================================
                                                                                           BROKER/            AUTHORIZED
      SECURITY         NO. OF    PRICE PER SHARE   PRINCIPAL           NATURE OF            DEALER          BY COMPLIANCE
 (include interest     SHARES     (or proposed      AMOUNT            TRANSACTION      OR BANK THROUGH         OFFICER
 rate and maturity                   price)                        (Purchase, Sale,     WHOM EFFECTED
date, if applicable)                                                    Other)
                                                                                                                YES NO
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature: __________________________    Signature: ___________________________
           Access Person                            Compliance Officer
     Name: __________________________         Name: ___________________________

     Date: __________________________*        Date: ___________________________


* This preclearance will expire at the close of business on the second (2/nd/) trading day after preclearance was approved. The access person is required to obtain additional preclearance if the trade is not completed before the authority expires.

                                                                       Exhibit B

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for UAM Fund Distributors, Inc.; (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" of FDI.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the FDI or any fund that FDI is affiliated as defined in the Code of Ethics, such as any economic relationship between my transactions and securities held or to be acquired by such fund or any of its portfolios.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

=================================================================================================================

          SECURITY            NO. OF     PRICE PER    PRINCIPAL         TYPE OF        BROKER, DEALER OR BANK
   (include interest rate     SHARES       SHARE       AMOUNT          PURCHASE         THROUGH WHOM EFFECTED
    and maturity date, if                                             (Direct or
         applicable)                                                   Indirect)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]

===================================================================================================================

  BROKER, DEALER OR BANK      BENEFICIAL OWNER OF                ACCOUNT NUMBER              DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED            ACCOUNT
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

===================================================================================================================

Signature: _______________________________________          Signature: _______________________________________
           Access Person                                               Compliance Officer
     Name: _______________________________________               Name: _______________________________________

     Date: _______________________________________               Date: _______________________________________
           (First date of access person status)

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
                                ADDENDUM TO THE
                         INITIAL REPORT OF ACCESS PERSON

  =========================================================================================================================
            SECURITY

                               NO. OF      PRICE PER      PRINCIPAL        TYPE OF             BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE          AMOUNT         PURCHASE             THROUGH WHOM EFFECTED
   and maturity date, if                                                  (Direct or
        applicable)                                                        Indirect)
  -------------------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------

  =========================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  ===========================================================================================================================

   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                 DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
  ---------------------------------------------------------------------------------------------------------------------------
  ---------------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------------

  ===========================================================================================================================

   Signature:   _____________________________               Signature:  _____________________________
                Access Person                                           Compliance Officer
        Name:   _____________________________                    Name:  _____________________________

        Date:   _____________________________                    Date:  _____________________________
                (First date of access person status)

                                                                       Exhibit C

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
                        ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for UAM Fund Distributors, Inc. (the "Code") and recognize that I am subject thereto in the capacity of an access person of FDI.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the FDI or any fund that FDI is affiliated as defined in the Code of Ethics, such as any economic relationship between my transactions and securities held or to be acquired by such fund or any of its portfolios.

4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

==========================================================================================================================

         SECURITY                          PRICE PER      PRINCIPAL       TYPE OF PURCHASE      BROKER, DEALER OR BANK
                                 NO. OF      SHARE         AMOUNT            (Direct or          THROUGH WHOM EFFECTED
(include interest rate and       SHARES                                      Indirect)
     maturity date, if
        applicable)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. Please check this box if an addendum is attached listing additional accounts [_]

  ======================================================================================================================

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  ----------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------------

  ======================================================================================================================

   Signature:   ________________________                Signature:   ________________________
                Access Person                                        Compliance Officer
        Name:   ________________________                     Name:   ________________________

        Date:   ________________________                     Date:   ________________________
                (No later than 30 days after
                year-end)

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
                                ADDENDUM TO THE
                        ANNUAL REPORT OF ACCESS PERSON

==================================================================================================================================

             SECURITY
                                      NO. OF     PRICE PER      PRINCIPAL            TYPE OF            BROKER, DEALER OR BANK
    (include interest rate and        SHARES       SHARE         AMOUNT              PURCHASE            THROUGH WHOM EFFECTED
  maturity date, if applicable)
                                                                               (Direct or Indirect)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

==================================================================================================================================

      BROKER, DEALER OR            BENEFICIAL OWNER                   ACCOUNT NUMBER                    DATE ACCOUNT
        BANK THROUGH                  OF ACCOUNT                                                           OPENED
        WHOM EFFECTED
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================

Directors who are not "interested persons" of the Fund are required to complete this form but are not required to make a report of personal securities holdings.

Signature: _____________________________   Signature: ________________________
           Access Person                              Compliance Officer
     Name: _____________________________        Name: ________________________

     Date: _____________________________        Date: ________________________
           (No later than 30 days after
           year-end)

                                                                       Exhibit C

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Fund. (if none were transacted, write "none"). You do not need to report transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (mutual funds). Please check this box if an addendum is attached listing additional securities [_]

  ===============================================================================================================================

         SECURITY            DATE OF      NO. OF       PRICE       PRINCIPAL         NATURE OF            BROKER, DEALER OR
  (include interest rate      TRADE       SHARES        PER          AMOUNT         TRANSACTION           BANK THROUGH WHOM
   and maturity date, if                               SHARE                      (Purchase, Sale,             EFFECTED
        applicable)                                                                    Other)
  -------------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------

  ===============================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). Please check this box if an addendum is attached listing additional accounts [_]

  ===============================================================================================================================

          BROKER, DEALER OR BANK              BENEFICIAL                 ACCOUNT NUMBER                 DATE ACCOUNT OPENED
          THROUGH WHOM EFFECTED                OWNER OF
                                                ACCOUNT
  -------------------------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------------------------

  ===============================================================================================================================

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the FDI or any fund that FDI is affiliated as defined in the Code of Ethics, such as any economic relationship between my transactions and securities held or to be acquired by such fund or any of its portfolios.

Signature: _______________________________     Signature: ______________________
           Access Person                                  Compliance Officer
     Name: _______________________________          Name: ______________________

     Date: _______________________________          Date: ______________________
           (no later than 10 days after
           calendar quarter)

                  UAM FUND DISTRIBUTORS, INC. CODE OF ETHICS
                                ADDENDUM TO THE
    SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

============================================================================================================================

        SECURITY             DATE OF       NO. OF      PRICE       PRINCIPAL         NATURE OF         BROKER, DEALER OR
 (include interest rate       TRADE        SHARES       PER          AMOUNT         TRANSACTION          BANK THROUGH
 and maturity date, if                                 SHARE                     (Purchase, Sale,        WHOM EFFECTED
      applicable)                                                                     Other)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

============================================================================================================================

      BROKER, DEALER OR            BENEFICIAL OWNER                   ACCOUNT NUMBER                      DATE ACCOUNT
        BANK THROUGH                  OF ACCOUNT                                                             OPENED
        WHOM EFFECTED
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

Signature: ________________________________   Signature: _______________________
           Access Person                                 Compliance Officer
     Name: ________________________________        Name: _______________________

     Date: ________________________________        Date: _______________________
           (no later than 10 days after
           calendar quarter)